Exhibit 99.2

To:	All – Oaktree

From:	Howard Marks, Bruce Karsh and Jay Wintrob

Subject:	Oaktree Organizational Announcement

It’s our great pleasure to announce Oaktree’s decision to partner with Brookfield Asset Management Inc., a world-class, global asset manager with over $350 billion in AUM in the areas of real estate, infrastructure, renewable power and private equity. As detailed in the attached press release issued jointly by us and Brookfield this morning, Brookfield will acquire approximately 62% of Oaktree, and Oaktree will be a free-standing, private company under Brookfield’s umbrella. We are enthusiastic about what this means for Oaktree, for Oaktree’s clients, and for our most important asset – our people.

We are sure you may have questions regarding how – and why – this decision was made, and so we’d like to provide you with some important background.

As those of you who were at Oaktree in 2003 may recall, in his memo 2002 in Review, Howard mentioned that a money management industry newsletter had described us as having put the firm up for sale. He went on as follows:

We told those who inquired that we had hired Goldman Sachs three years earlier to help us evaluate offers for a minority interest from would-be investors and see if we could do better. But obviously nothing had been consummated in three years. And now it’s four.

…Our requirements have always been unambiguous:

(a)	a prestigious affiliation that would bring resources to Oaktree,

(b)	with a party willing to pay a fair price for a non-controlling investment that would entail

(c)	no cessation of Oaktree’s existence as an autonomous entity,

(d)	no diminution of Oaktree’s role in representing its own products to clients, and

(e)	no reduction of our freedom to manage our accounts and our business.

It shouldn’t come as a surprise that these stringent criteria haven’t been met, and as a result we have decided to place this topic and our work with Goldman solidly on the back burner. However improbable a transaction was a year ago, we consider it even less likely now.

That mention prompted a group of Oaktree clients to respond that they would do what we had indicated, and they bought a total of 13% of Oaktree on those terms in 2004 and 2007. Following that, as you know, we went semi-public in 2007 and fully public in 2012.

All of us have operated the firm on a “client-first” basis since our founding in 1995. Unfortunately, however, as a public company, we’ve experienced the public market’s lack of enthusiasm for an asset manager that’s more concerned with its clients’ interests than with growing AUM and profits when it thinks growing would be a mistake. At the same time, the public listing hasn’t provided all of the liquidity we sought in order to facilitate generational transfer.

Thus we’re very pleased that we were recently approached by Brookfield regarding this opportunity that provides everything we were originally looking for and more:

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An outstanding fit in terms of corporate culture, investment style and top-flight reputation. (Importantly, Brookfield – like Oaktree – is a long-term, value-oriented investor with a strong organizational culture not too dissimilar from ours.)

•	The fact that Oaktree will live on as a free-standing company with its own name.

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An investor intent on having the current management continue to run Oaktree. The three of us and the rest of the Oaktree leadership team will remain in our roles, managing the firm with complete independence.

•	The fact that all of us will be able to continue to run the firm for the benefit of our clients.

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An opportunity to enhance our position in the marketplace; together Brookfield and Oaktree will manage over $475 billion and will be among the largest, most important asset managers in the world with respect to a number of our collective strategies.

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An extensive list of ways in which Brookfield has the potential to contribute to our operation and enable us to serve clients better. Working together, for instance, we will have a much better capacity to satisfy the increasing client demand for multi-strategy partnerships. Additionally, we expect to benefit from Brookfield’s expertise and insights gathered from their significant global presence and large-scale operating team.

•	The complement of Brookfield’s pro-cyclical business to our more counter-cyclical business.

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The absence of conflicts between Brookfield’s business and ours. (While some may perceive overlap in areas like real estate or infrastructure, the truth is the overlap is near-zero given things like regional focus, targeted return and transaction size.)

•	Gradual liquidity for Oaktree’s founders and employees that hasn’t developed for our listed units.

To summarize the transaction:

•	Brookfield will acquire approximately a 62% interest in Oaktree, comprising all of Oaktree’s public units and roughly 20% of the private units held by Oaktree’s founders, employees and ex-employees.

•	The $49.00 per-unit price will be paid in a combination of cash and Brookfield stock. Details surrounding the exchange will be available to equity holders in due course.

•	Employees with unvested public units will have opportunities (but no obligation) to sell once their units vest.

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Oaktree founders, senior management, and those employees with private units will have opportunities (but no obligation) to sell the remaining stake in equal parts in 2022-2026 (for founders and senior management) and 2022-2029 (all others).

•	Brookfield will have two representatives on Oaktree’s board of directors, and Howard will join theirs.

•	There will be no change in the day-to-day operations of either business.

If you look back to our original set of requirements, you’ll see – remarkably – that partnering with Brookfield satisfies every one of the five criteria we laid out almost two decades ago. We think this is the opportunity of a lifetime for Oaktree and its people and a partnership that will be beneficial for our clients. It presents us with a strong partner; an important liquidity option that facilitates generational transfer; and a way for us to return to private ownership and strengthen our resources – all while allowing us to continue to run the business according to our longstanding investment philosophy and business principles.

We are most grateful to you – our employees – for your steadfast commitment to Oaktree’s mission, and for all that you have done and will continue to do to make Oaktree the special, highly successful place it is. We know that Brookfield’s interest in a partnership with Oaktree is the direct result of the exceptional reputation you have helped us build and uphold since the firm’s founding nearly 24 years ago. We look forward to burnishing that reputation with all of you – and with our new partner – for many years to come.

We’ve attached a short video here and hope you will join us today for an All-Oaktree conference call with the three of us; and on Friday for a Town Hall in which we’ll be joined by Bruce Flatt, Brookfield’s CEO. Invitations for these sessions will be forthcoming. (Note that today’s conference calls will be hosted at both 10am and 430pm PT to accommodate global participation. You will be able to submit questions by email at townhall@oaktreecapital.com.)

Important Additional Information and Where to Find It

In connection with the proposed merger, Brookfield Asset Management Inc. (“Brookfield”) will file with the SEC a registration statement on Form F-4 that will include the consent solicitation statement of Oaktree Capital Group, LLC (“Oaktree”) and a prospectus of Brookfield. INVESTORS ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the consent solicitation statement/prospectus, as well as other filings containing information about Oaktree and Brookfield, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the consent solicitation statement/prospectus can also be obtained, free of charge, by directing a request to Oaktree Investor Relations at Unitholders – Investor Relations, Oaktree Capital Management, L.P., 333 South Grand Ave., 28th Floor, Los Angeles, CA 90071, by calling (213) 830-6483 or by sending an e-mail to investorrelations@oaktreecapital.com or to Brookfield Investor Relations by calling (416) 359-8647 or by sending an e-mail to linda.northwood@brookfield.com. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Oaktree unitholders in connection with the proposed transaction will be set forth in the consent solicitation statement/prospectus when it is filed with the SEC.